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                                                                   Exhibit 10.20

                               GUARANTEE AGREEMENT

                  GUARANTEE, dated as of April 18, 2002 (this "Guarantee"), by Workstream USA, Inc. (the "Guarantor"), in favor of the holders of 8% Senior Subordinated Secured Convertible Notes ("the "Lenders") issued pursuant to Securities Purchase Agreement of even date herewith (the "Agreement") by and among Workstream Inc. ("Workstream" or the "Borrower") and Lenders.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, a condition precedent to Lenders agreeing to execute and deliver the Agreement is the execution and delivery by the Guarantor of this Guarantee; and

                  WHEREAS, Guarantor expressly acknowledges good and valuable consideration for furnishing this Guaranty based on the benefits which are derived from the Agreement that Lenders are executing and delivering; and

                  WHEREAS, all terms defined in the Agreement and the Note used herein shall have the meanings therein defined, except where otherwise defined herein or where the context otherwise requires, and as used herein the term "Agreement" includes such documents and instruments as the same may from time to time be amended, supplemented, restated, extended or otherwise modified.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to execute and deliver to the Borrower the Agreement, the Guarantor hereby agrees with the Lenders as follows:

         1. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lenders the prompt, complete and full performance, when due, and no matter how the same shall become due, of all liabilities of the Borrower to Lenders under, by reason of, or pursuant to the Note (the "Liabilities"). Guarantor represents and warrants to Lenders that this guarantee is a valid and binding obligation of such Guarantor and is enforceable against it in accordance with its terms.

         2. If the Borrower fails for any reason whatsoever punctually to perform the Liablilities, Guarantor shall cause each and every such Liability to be satisfied and performed as if Guarantor instead of the Borrower were the primary obligor of the Borrower's obligations under the Agreement. If the Borrower fails for any reason to perform or repay promptly any Liability after expiration of any explicitly applicable cure periods under the Note, upon demand of the Majority Holders, Guarantor shall provide sufficient immediately available funds for the prompt, full and faithful performance of such Liabilities to Lenders or to such other party as Lenders shall designate in writing.

         3. If any payment received by Lenders pursuant to the provisions of the Agreement shall, on the subsequent bankruptcy, insolvency, or other similar event applying to the Borrower, be avoided or set aside under any laws relating to bankruptcy, insolvency, or other such similar event, such payments shall expressly not be considered as discharging or diminishing the liability of Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Borrower to Lenders and Guarantor shall indemnify Lenders in respect thereof.

         4. Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional and irrevocable and that Guarantor shall be fully liable in respect of the Liabilities, whether or not any action has been taken to enforce the same or any judgment obtained against the Borrower, whether or not any time or indulgence has been granted to the Borrower by or on behalf of Lenders and whether or not there have been any dealings or transactions between the Borrower and Lenders.

         5. Guarantor hereby waives diligence, presentment, demand of payment, filing or claims with a court in any jurisdiction in the event of dissolution, liquidation, merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to the Agreement and all demands whatsoever and hereby covenants that this Guarantee shall be a continuing guarantee which will not be discharged except by complete performance of the obligations of Guarantor contained in this Guarantee.






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         6. Guarantor hereby agrees that it will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lenders as contemplated thereby.

         7. This Guarantee may not be amended orally.

         8. This Guarantee shall be governed by the laws of the State of New York (regardless of any determination made under the conflicts of laws principles of New York or any other jurisdiction). The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Guarantee. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         9. This Guarantee shall expire and be rendered null and void upon Borrower's repayment in full of the Liabilities.



EXECUTED as of April 18, 2002.

Workstream USA, Inc.

By: /s/ Michael Mullarkey
    ---------------------
         Name:  Michael Mullarkey
         Title: CEO







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STATE OF New York                   )
                                    )  ss.:
COUNTY OF New York                  )

         On this 18th day of April, 2002 before me, the undersigned Notary Public, personally appeared Michael Mullarkey, who being by me duly sworn did depose and say that he is the C.E.O. of Workstream USA, Inc. which executed the foregoing instrument and that he executed such instrument by order of the Board of Directors and that he signed his name by like order.



------------------------------
         Notary Public